AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

Original Principal Amount: $2,370,186.81	Issue Date: November 14, 2023
Englewood, CO

This Amended and Restated Senior Secured Promissory Note (this “Note”) amends and restates in its entirety the Senior Secured Promissory Note, dated July 24, 2023 (the “Original Note”), made by XTI Aircraft Company, a Delaware corporation (“Borrower”), in favor of Inpixon, a Nevada corporation (collectively, with any and all of its successors and assigns and any other holder hereof, “Lender”).

FOR VALUE RECEIVED, Borrower promises to pay to the order Lender, in immediately available funds in lawful money of the United States of America, without counterclaim or offset and free and clear of, and without any deduction or withholding for, any taxes or other payments, by wire transfer in accordance with the instructions provided by Lender, the principal sum of $2,370,186.811 (the “Original Principal Amount”) plus any additional cash amounts loaned by Lender to Borrower following the issue date first written above (the “Issue Date”) as “Future Loans” (collectively, the “Additional Principal Amount”) pursuant to Section 7.21 of that certain Agreement and Plan of Merger, dated as of July 24, 2023, among Borrower, Lender and Superfly Merger Sub Inc. (the “Merger Agreement”), up to an aggregate principal amount of $3,070,186.81 under this Note including the Original Principal Amount (the “Maximum Principal Amount”) (or the unpaid balance of all principal loaned under this Note, if such amount is less than the Maximum Principal Amount (the aggregate unpaid principal balance of this Note is referred to herein, from time to time, as the "Principal Debt")), together with interest on the Principal Debt, from day to day outstanding as hereinafter provided (collectively with any and all other indebtedness to Lender under this Note (the "Indebtedness"), as evidenced, governed, or secured by or arising under this Note or the Security Agreement (as defined below) (collectively, the “Loan Documents”)). The loans evidenced by this Note are referred to herein collectively as the "Loan".

    The Original Principal Amount represents the principal amounts loaned by Lender to Borrower pursuant to the Promissory Notes made by Borrower in favor of Lender, dated March 10, 2023, in the amount of $300,000, June 9, 2023, in the amount of $150,000, and July 13, 2023 in the amount of $75,000, and all amounts loaned under the Original Note from July 24, 2023 through the date immediately preceding the Issue Date, and all interest accrued thereunder through the date immediately preceding the Issue date, which Promissory Notes were cancelled and rendered of no further force or effect pursuant to the Original Note.

    Lender shall set forth on Schedule 1 hereto the Additional Principal Amount and date of each Future Loan made to Borrower pursuant to the Merger Agreement and the Security Agreement and deliver a modified Schedule 1 to Borrower setting forth each such Future Loan promptly following the making of each such Future Loan, upon which such modified Schedule 1 shall be deemed incorporated in this Note as though fully set forth herein and shall serve as conclusive and binding evidence of the making of each such Future Loan.
1.Payment Schedule and Maturity Date. The Principal Debt, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (collectively, the “Obligations”), shall be due and payable upon the earlier of (a) December 31, 2023, (b) when declared due and payable by Lender upon the occurrence of an Event of Default, or (c) within three Business Days (as defined in the Merger Agreement) following termination of the Merger Agreement by Borrower pursuant to Section 9.1(c)(ii) thereof (Company Superior Proposal) or by Lender pursuant to Section 9.1(d)(i)(A) thereof (Company Board Change of Recommendation) or Section 9.1(d)(i)(B) thereof (Company Breach of Company Stockholder Consent Meeting or Non-Solicit Covenants) (the foregoing (a), (b) or (c), as applicable, the “Maturity Date”). Notwithstanding the foregoing, this Note shall be forgiven, cancelled and of no further force or effect if the Merger Agreement is terminated by Lender pursuant to Section 9.1(d)(ii) thereof (Parent Superior Proposal),
1Includes principal and accrued unpaid interest through November 12, 2023 under the Original Note.

subject to Lender’s rights and remedies under the Loan Documents and the Merger Agreement, all of which are hereby reserved and unaffected hereby. If the Merger Agreement is terminated by the Company pursuant to Section 9.1(c)(i)(A) (Parent Board Change of Recommendation) or Section 9.1(c)(i)(B) (Parent Breach of Parent Stockholder Meeting or Non-Solicit Covenants), then the Maturity Date shall be extended to, and such capitalized term as used herein shall mean, December 31, 2024.
2.Representations and Warranties of Borrower. To induce Lender to make the Loan and other financial accommodations hereunder, Borrower represents and warrants to Lender that:
2.1Corporate Status and Qualification. Borrower: (a) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged; and (b) is duly qualified and is authorized to do business and in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on (i) the assets, liabilities (actual or contingent), business, operations, financial condition or results of operations of Borrower, (ii) the ability of Borrower to perform its obligations under this Note or any other Loan Document to which it is a party, or (iii) the legality, binding effect, validity or enforceability of this Note or any other Loan Document (a “Borrower Material Adverse Effect”). Borrower holds all necessary licenses and permits for the operation of its businesses, except such licenses or permits which Borrower’s failure to hold would not have a Borrower Material Adverse Effect.
2.2Corporate Authority and Enforceability. Borrower has all requisite power and authority to own its property and to carry on its business as now conducted and has the corporate or other organizational power to execute, deliver, and carry out the terms and provisions of this Note and all other Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of each Loan Document to which it is a party. Borrower has duly executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of it enforceable in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, arrangement or similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).
2.3No Violation. Unless otherwise provided herein under Section 22, neither the execution, delivery or performance by Borrower of the Loan Documents to which it is a party nor compliance with the terms and provisions hereof or thereof nor the consummation of the transactions contemplated hereby or thereby will (a) result in any breach of any of the terms, material covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the material property or assets of Borrower (other than liens created by or otherwise permitted under the Loan Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which it is party or by which it or any of its property or assets is bound or (b) violate any provision of its certificate of incorporation or bylaws.
2.4Compliance with Laws. Borrower is in compliance with all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental and nongovernmental bodies, except where the failure to be in compliance would not have a Borrower Material Adverse Effect.
2.5No Litigation. There are no judgments against Borrower as of the date of this Note and no litigation or administrative, regulatory or self-regulatory proceeding, investigation or inquiry before any governmental or self-regulatory authority is presently pending, or to the knowledge of Borrower, threatened in writing, against it or any of its property.
2.6Tax Compliance. Borrower has filed, or caused to be filed, all federal and all material state or local income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown to be due and payable on its return(s) or on any assessment made against it, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”).
2.7Good Title and Absence of Liens. As of the date of this Note, Borrower has good and marketable title to or leasehold interest in all of its properties and assets, real, personal and mixed, that are necessary for the operation of its business as currently conducted, free and clear of all liens or other encumbrances except liens in favor Lender, or liens otherwise permitted under the Loan Documents.
2.8Reaffirmation. Each and every request for a loan or other financial accommodation hereunder shall be deemed as an affirmation by Borrower that no Event of Default (as defined below) exists hereunder and that the representations and warranties contained in this Note are true and accurate in all material respects (or in all respects to the extent already qualified by materiality) as of the date of the issuance of this Note as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date to the extent not true and correct in all material respects (or in all respects to the extent already qualified by materiality) as of such earlier date) as of the date of each such request.
2.9Solvency. The fair value of the business and assets of Borrower (including, without limitation, contingent, unmatured, and unliquidated claims arising out of all rights of indemnity, contribution, reimbursement, or any similar right, or any claim of subrogation arising in respect of any guaranty, as such claims may arise or mature, that Borrower may have against it) will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured, and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Note and the use of proceeds therefrom. Borrower, after giving effect to the transactions contemplated by this Note and the use of proceeds therefrom, will not be engaged in any business or transaction, or about to engage in any business or transaction, for which it has an unreasonably small capital (within the meaning of the Uniform Fraudulent Transfer Act, as adopted in the State of New York and Section 548 of the Bankruptcy Code (defined below)), and Borrower has no intent to: (i) hinder, delay or defraud any entity to which it is, or will become, on or after the date hereof, indebted, or (ii) incur debts that would be beyond its ability to pay as they mature.
2.10Defaults. Borrower is not in default under any material agreement to which it is a party or by which it or any of its material property is bound, or under any instrument evidencing any material indebtedness, and neither the execution of nor performance under the Loan Documents will create a default or any lien under any such agreement or instrument other than a lien in favor of Lender in accordance with the Security Agreement.
1Affirmative Covenants of Borrower.
3.1Notices. Borrower shall, promptly (and in any event within five (5) business days) upon obtaining knowledge thereof, furnish to Lender written notice of the following, including in such notice details of the occurrence and stating what action Borrower has taken or proposes to take with respect thereto:

(a)    the occurrence of an Event of Default; or
(b)    all existing and all threatened litigation, claims, investigations, inquiries, administrative proceedings or similar actions affecting Borrower that would reasonably be expected to result in a Borrower Material Adverse Effect.
3.2Financial Records. Borrower shall maintain its books and records with full, true and correct entries, in accordance with GAAP, applied on a consistent basis, and shall permit Lender and its certified public accounting firm and other accounting advisers to examine and audit its books and records at all reasonable times during business hours and upon reasonable prior notice.
3.3Existence/Nature of Business. Borrower shall continue to engage in business of the same general type, or substantially similar type, or related business thereto as now conducted by Borrower and shall at all times preserve and keep in full force and effect its legal existence and take all reasonable action to preserve all rights, franchises, licenses, permits, privileges, patents, copyrights, trademarks and trade names necessary to the conduct of its business, except to the extent failure to do so would not have a Borrower Material Adverse Effect.
3.4Payment of Expenses. Borrower shall pay any and all expenses, including reasonable attorney's fees and disbursements, filing and recording fees, and all other charges and expenses incurred or to be incurred by Lender in connection with the preparation and execution and recording of this Note and all other Loan Documents, and the loans and advances made under this Note, and all amendments and modifications hereto, and in connection with monitoring and protecting the collateral securing this Note pursuant to the Security Agreement, and in defending or prosecuting any actions or proceedings arising out of the Loan Documents, including but not limited to any proceedings under the Bankruptcy Code relating to Borrower.
3.5Payment of Taxes. Borrower shall pay all taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before the same shall become delinquent or in default, except those taxes which are being contested in good faith by appropriate proceedings and diligently conducted.
3.6Maintenance of Properties. Borrower shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties material to the conduct of its business and, from time to time, make or cause to be made all appropriate repairs, renewals and replacements thereof.
3.7Material Contracts. Borrower shall (a) perform and observe all the terms and provisions of each agreement or contract to be performed or observed by it, (b) maintain each such agreement or contract in full force and effect except to the extent such agreement or contract is no longer used or useful in the conduct of the business of Borrower in the ordinary course of business, consistent with past practices, and (c) enforce each such agreement or contract in accordance with its terms, if such failure to perform, observe, maintain or enforce such agreement or contract, would reasonably be expected to result in a Borrower Material Adverse Effect.
3.8Compliance with Laws. Borrower shall comply in all material respects with any and all material laws, legislation, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions, and requirements of governmental authorities applicable to Borrower, its properties or its assets. Borrower covenants that it shall continue to obtain and hold all necessary licenses and permits for the operations of its business.

3.9Additional Loan Disbursements. Borrower acknowledges and agrees that Lender shall have the authority to make adjustments to Schedule 1 to reflect additional loans made by Lender to Borrower following the Issue Date, which shall be deemed “Future Loans” as defined in the Security Agreement.
2Negative Covenants of Borrower. During the period when the Obligations are outstanding, Borrower shall not engage in any of the activities set forth below without prior written consent of Lender.
4.1Loans and Investments. Borrower shall not make any loans or advances to, or investment in, any person or entity, except as set forth below:
4.1.1investments in cash and cash equivalents;
4.1.2guarantees, in the ordinary course of business, of obligations owed to landlords, suppliers, customers and licensees of Borrower or its wholly-owned subsidiaries;
4.1.3investments in the nature of pledges or deposits with respect to leases or utilities provided to third party, non-affiliates of Borrower;
4.2Liens. Borrower will not allow or suffer any lien or other encumbrance to exist on any of its assets, except as set forth below:
4.2.1liens in favor of Lender pursuant to the Security Agreement;
4.2.2liens existing on the Issue Date and disclosed by Borrower to Lender in writing prior to the Issue Date;
4.2.3liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;
4.2.4liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics and materialmen, construction contractors and other similar liens imposed by law, (ii) in connection with worker’s compensation, unemployment compensation and other types of social security laws and regulations or to secure the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) in connection with surety bonds, bids, performance bonds and similar obligations or (iv) securing liability for reimbursement indemnification obligations of (including obligations in respect of letters of credit of bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower;
4.2.5rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions or upon securities in favor of securities intermediaries, solely to the extent incurred in connection with the maintenance of deposit accounts or securities accounts;
4.2.6(i) easements, zoning restrictions, encroachments, rights of way, restrictions, minor defects or irregularities in title and other similar liens on real property not interfering in any material respect with the business of Borrower, and (ii) liens of landlords and mortgagees of landlords (A) arising by statute or under any lease or related contractual obligation, (B) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, and (C) for amounts not yet due;
4.2.7attachments, appeal bonds, judgments and other similar liens, arising in connection with court proceedings not constituting an Event of Default under Section 8.7; and
4.2.8non-exclusive licensing of intellectual property in the ordinary course of business.
4.3Limitation on Indebtedness. Borrower will not, without the prior written consent of Lender, create, incur, assume, or suffer to exist any other indebtedness, except as set forth below:
4.3.1the Obligations;
4.3.2debt existing on the Issue Date and disclosed by Borrower to Lender in writing prior to the Issue Date and refinancings, renewals and extensions thereof, so long as such refinancings, renewals, or extensions do not result in an increase in the principal amount of the debt so refinanced, renewed, or extended, other than by the amount of accrued interest and premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto;
4.3.3debt incurred in connection with the acquisition, construction or improvement of fixed or capital assets (including pursuant to a capitalized lease) in an aggregate amount not exceeding $100,000 during any fiscal year, and any renewals or refinancing of such debt on substantially the same as or better terms as in effect on the date of incurrence of such debt;
4.3.4cash management obligations and other unsecured debt incurred in respect of netting services, automatic clearinghouse arrangements, overdraft protection, and other like services; and
4.3.5to the extent constituting debt obligations, debt incurred in connection with the financing of insurance premiums.
4.4Certificate of Incorporation and Bylaws. Borrower will not amend or otherwise modify its certificate of incorporation or bylaws, except for such amendments or other modifications required by law or which are not materially adverse to the interests of Lender.
4.5Transactions Among Affiliates. Borrower will not become a party to any transaction with an affiliate of Borrower (other than its wholly-owned subsidiaries) unless the terms and conditions relating to such transaction are as favorable to Borrower as would be obtainable at the time in a comparable arm's-length transaction with a person or entity other than an affiliate of Borrower or pay or incur any obligation to pay any management, service, consulting, or similar fees to any affiliate of Borrower.
4.6Prepayments of Indebtedness. Borrower will not prepay or obligate itself to prepay in whole or in part, any indebtedness (other than the Obligations).

4.7Dividends; Redemptions. Borrower will not pay or declare any cash or property dividends, nor otherwise make a distribution of capital or income, nor redeem, retire or repurchase any equity interests of Borrower.
4.8Maintain Corporate Existence and Nature of Business.
(a)    Borrower will not allow its corporate existence to be other than in good standing and will not, without the prior written consent of Lender, dissolve or liquidate, or merge or consolidate with, or acquire or affiliate with any other business entity unless Borrower is the surviving entity;
(b)    Borrower will not change its name without furnishing to Lender at least 10 business days prior written notice thereof; and
(c)    Borrower will not change the nature of its business from (i) business of the same general type or substantially similar type as conducted by Borrower on the Issue or Date or (ii) any related business.
3Interest.
5.1Interest Rate. The Principal Debt from day-to-day outstanding that is not past due shall bear interest at a rate per annum equal to ten percent (10)% percent (the “Interest Rate”), compounded annually and computed on the basis of a 365-day year beginning on the date such amount is advanced by Lender to Borrower.
5.2Computations and Determinations. All interest shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Lender shall determine each interest amount applicable to the Principal Debt in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.
5.3Past Due Rate. If any amount payable by Borrower under any Loan Document is not paid when due, such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined), in lieu of the Interest Rate, to the fullest extent permitted by applicable law. In addition, following any Event of Default, all the Indebtedness shall bear interest at the Past Due Rate, in lieu of the Interest Rate. In either case, accrued and unpaid interest or past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum equal to eighteen percent (18%) compounded annually and computed on the basis of a 365-day year, in lieu of the Interest Rate, provided that in no event shall the rate of interest hereunder exceed the maximum rate permitted by applicable law (the "Past Due Rate").
4Prepayment.
6.1Borrower may prepay the Principal Debt, in full at any time or in part from time to time, without penalty or premium, provided that:
6.1.1Lender shall have actually received from Borrower prior written notice (the "Prepayment Notice") setting forth (A) Borrower's intent to prepay, (B) the amount of principal that will be prepaid (the "Prepaid Principal"), and (C) the date on which the prepayment will be made, such Prepayment Notice to be received by Lender, in each case, on or prior to the date that is 5 days prior to the date of such proposed prepayment, provided that Borrower shall have the right to revoke any Prepayment Notice prior to payment of the Prepaid Principal;
6.1.2each prepayment shall be in the amount of one hundred percent (100%) of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment (or the end of the month in which the prepayment is made), plus any other sums that have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.
6.2If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate. No Prepaid Principal may be reborrowed.
5Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair, or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. Eastern Time shall be deemed to be received on, and shall be posted as of, the following business day. Whenever any payment under this Note or any other Loan Document falls due on a day that is not a business day, such payment may be made on the next succeeding business day. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a bank holiday in the City of New York, New York.
6Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Note:
8.1Borrower fails to pay: (i) when and as required to be paid under this Note, including, without limitation, the Principal Debt or interest accrued thereon or (ii) within ten (10) calendar days after the same becomes due, any other amount payable hereunder.
8.2Borrower fails to perform or observe any material term, covenant or agreement contained in this Note other than the payment of money which is the subject of Section 8.1 above and such failure continues for 10 calendar days.
8.3An Event of Default (as defined in the Security Agreement) occurs.
8.4Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower herein, or in the Security Agreement or any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or any representation, warranty, certification or statement of fact contained herein is or becomes false or materially misleading at any time.
8.5Borrower institutes or consents to the institution of any Insolvency Proceeding or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for 60 calendar days; or any Insolvency Proceeding relating to Borrower or to all or any material part of its property is instituted without the consent of Borrower and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such Insolvency Proceeding.
8.6Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower and is not released, vacated or fully bonded within 60 calendar days after its issue or levy.

8.7There is entered against Borrower one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $100,000.
8.8This Note or the Security Agreement or any material provision hereof or thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations of Borrower, ceases to be in full force and effect; or Borrower contests in any manner the validity or enforceability of this Note or the Security Agreement or any provision hereof or thereof other than a contest based solely on all of the Obligations having already been paid or satisfied in full; or Borrower denies that it has any or further liability or obligation under this Note or the Security Agreement other than a denial based solely on all of the Obligations having already been paid or satisfied in full, or revokes, terminates or rescinds or purports to revoke, terminate or rescind this Note or the Security Agreement or any provision thereof.
For purposes of this Note, “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief; and “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).
7Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers, and remedies:
9.1Lender may accelerate the Maturity Date and declare the Principal Debt and accrued but unpaid interest thereon, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.
9.2Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.
9.3Lender may exercise any of its other rights, powers, and remedies under the Loan Documents or at law or in equity.
8Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.
9Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender's rights and remedies under the Loan Documents, including court costs and reasonable attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency, or appeal.
10Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower; and (ii) serving a copy thereof upon the agent, if any, designated and appointed by Borrower in the State of Delaware as Borrower's agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.
11Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the representatives, successors, and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to, and Borrower shall not, assign the Loan, or its rights and obligations under this Note or any of the Loan Documents, except as otherwise expressly permitted under the other Loan Documents.
12General Provisions. Time is of the essence with respect to Borrower's obligations under this Note, subject to applicable notice and/or cure periods. Borrower does hereby (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange, or release of any such security; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or to perfect or enforce its rights against Borrower hereunder or any security herefor; (d) consent to any extensions or postponements of time of payment on this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to nonexclusive personal jurisdiction of any state or federal court sitting in the County of New York in the State of New York and the state and county in which payment on this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; and (f) agree that its liability under this Note shall not be affected or impaired by any determination that any title, security interest, or lien taken by Lender to secure this Note is invalid or unperfected, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Title and headings in this Note are for convenience only and shall be disregarded in construing it. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment on this Note is to be made.
13Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) on the date of actual delivery if delivered personally (with written confirmation of receipt), (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (d) on the date of transmission by email (or the first Business Day following such transmission if the date of such transmission is not a Business Day), in each case to the intended recipient as set forth below (or to such other address as such party shall have specified in a written notice duly delivered to the other parties hereto):

If to Borrower:	XTI Aircraft Company 7625 S. Peoria St., Suite D11 Englewood, CO 80112 Attention: Scott Pomeroy Email: spomeroy@xtiaircraft.com
with a copy to, which shall not constitute notice:	Arnold & Porter Kaye Scholer LLP 1144 Fifteenth Street, Suite 3100 Denver, CO 80202 Attention: Ronald R. Levine, II Email: Ron.Levine@arnoldporter.com
If to Lender:

MBMC International PLLC
9202 N 52 Street
Paradise Valley, AZ 85253
Attention: Mara Babin
Email: mara.babin@mbmc-intl.com

Inpixon
2479 E. Bayshore Road, Suite 195
Palo Alto, California 94303
Attention: Nadir Ali, Chief Executive Officer
Email: nadir.ali@inpixon.com

with a copy to, which shall not constitute notice:	Norton Rose Fulbright US LLP 1045 West Fulton Market, Suite 1200 Chicago, IL 60607 Attention: Kevin Friedmann Email: kevin.friedmann@nortonrosefulbright.com
14No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Security Agreement and the other Loan Documents, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.
15Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction, or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction, or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.
16Choice of Law. This Note and its validity, enforcement, and interpretation shall be governed by the laws of the State of New York (without regard to any principles of conflicts of laws) and applicable United States federal law.
17Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS, OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF LENDER AND BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF BORROWER AND LENDER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BORROWER OR LENDER HAS REPRESENTED TO THE OTHER, EXPRESSLY OR OTHERWISE, THAT BORROWER OR LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.
18Venue; Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.
19Indemnification. Borrower hereby indemnifies and holds harmless Lender, each of its affiliates and each of their respective directors, officers, employees, agents and advisors (each, an "Indemnified Party") from and against any and all actions, claims, damages, losses, liabilities, fines, penalties, costs and expenses of any kind (including, without limitation, counsel fees and disbursements in connection with any subpoena, investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto) which may be incurred by the Indemnified Party or which may be claimed against the Indemnified Party by any person or entity by reason of or in connection with the execution, delivery or performance of this Note, or action taken or omitted to be taken by Lender under, this Note; provided, however that Borrower is not obligated to indemnify any Indemnified Party under the Loan Documents to the extent the claim is found by a court of competent jurisdiction in a final adjudication to have resulted from any Indemnified Party’s gross negligence, bad faith or willful misconduct. Nothing in this paragraph is intended to limit Borrower's obligations contained elsewhere in this Note. Without prejudice to the survival of any other obligation of Borrower hereunder, the indemnities and obligations of Borrower contained in this paragraph shall survive the payment in full of all obligations hereunder.

20Grant of Security Interest. This Note is secured to the extent and in the manner set forth in the Security and Pledge Agreement, dated as of July 24, 2023, between Borrower and Lender (the "Security Agreement") and all amounts loaned by Lender to Borrower from and after such date under the Original Note and hereunder shall be deemed Future Loans (as defined in the Security Agreement).
21Counterparts. If this Note is to be executed by more than one person or entity, then this Note may be executed electronically or by electronic transmission in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.
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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER: XTI AIRCRAFT COMPANY

By:
Name:
Title:

Agreed and accepted by:

LENDER: INPIXON

By:
Name: Nadir Ali
Title: CEO

SCHEDULE 1
LOAN ADVANCEMENTS